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                                                                    Exhibit 23.1

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP

  We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-51363, 333-51361, 333-59598 and 333-62022) of
Kindred Healthcare, Inc., formerly Vencor, Inc., of our report dated March 16, 2001, except for Note 22, as to which the date is April 20, 2001, and Notes 2 and 10, as to which the date is August 22, 2001, relating to the consolidated financial statements and financial statement schedule as of December 31, 2000 and 1999 and for the years then ended, which appears in this Annual Report on Form 10-K/A.

                                          /s/ PricewaterhouseCoopers LLP

Louisville, Kentucky
August 28, 2001